Exhibit 3.23

Please include a typed self-addressed envelope MUST BE TYPED FILING FEE: $50.00 MOST SUBMIT TWO COPIES	Mail to: SECRETARY OF STATE Corporations Section 1560 Broadway, Suite 200 Denver, CO 80202 (303) 894-2251 Fax (303) 894-2242	For office use only	0001

ARTICLES OF INCORPORATION

Corporation Name	ADESA Colorado. Inc.

Principal Business Address	500 Willow Springs Road. Fountain, CO 80817
(Include City, State, Zip;

Cumulative voting snares of stock is authorized	Yes ☐ No ☒

If duration is less than perpetual enter number of years	(Perpetual)

Preemptive rights are granted to shareholders.	Yes ☒ No ☐

Stock information: (if additional space is needed, continue on a separate sheet of paper.)

Stock Class	Common	Authorized Shares	1,000	Par Value	No par value

Stock Class		Authorized Shares		Par Value

The name of the initial registered agent and the address of the registered office is: (if another corporation, use last name space)

Last Name	Corporation Service Company	First & Middle Name

Street Address	1660 Broadway, Denver, CO 10202
(Include City, State, Zip)

The undersigned consents to the appointment as the initial registered agent.

Signature of Registered Agent	/s/Pamela Trujillo

These articles are to have a delayed effective date of:	(Effective upon filing)

Incorporators: Names and addresses: (if more than two, continue en a separate sheet of paper.

NAME	ADDRESS
Erin N. O’Daniel	One American Square, Box 82001, Indianapolis, IN 46282

incorporators who are natural persons must be 18 years or more. The undersigned, acting as incorporator(s) of a corporation under the Colorado Business Corporation Act, adopt the above Articles of Incorporation.

Signature	/s/ Erin N. O’Daniel	Signature
Erin N. O’Daniel, Attorney-in-Fact

CERTIFICATE OF CONVERSION

OF

ADESA COLORADO, INC.

Pursuant to Section 7-90-201 of the Colorado Business Corporation Act (the “Act”), ADESA Colorado, Inc. (the “Converting Entity”) has been converted into ADESA Colorado, LLC (the “Resulting Entity”) and hereby submits for filing with the Colorado Secretary of State the following Certificate of Conversion:

ARTICLE 1

Converting Entity

The name of the Converting Entity is ADESA Colorado, Inc., a Colorado corporation. The address is 310 E. 96th Street, Std. 400, Indianapolis, IN 46240.

ARTICLE 2

Resulting Entity

The name of the Resulting Entity is ADESA Colorado, LLC, a Colorado limited liability company. The address is 310 E. 96th Street, Ste. 400, Indianapolis, IN 46240.

ARTICLE 3

Shareholder Consent

The sole-shareholder (100% shareholder) of the Converting Entity has approved a Plan of Conversion, attached hereto as Exhibit A in accordance with the Act. The Plan of Conversion shall be executed, acknowledged, filed and recorded as required for accomplishing a Conversion under the applicable provisions of the Act.

ARTICLE 4

Effective Time of the Conversion.

The “Effective Time of the Conversion” shall be January 1, 2004 at 12:01 a.m.

ARTICLE 5

The name and address who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, is:

Karen C. Turner

310 E. 96th Street, Ste. 400

Indianapolis, IN 46240

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion as of the 1st day of January, 2004.

/s/ Karen C. Turner
Karen C. Turner, Secretary

Exhibit A

PLAN OF CONVERSION

THIS PLAN OF CONVERSION (“Plan of Conversion”) entered into this 1st day of January, 2004 by ADESA Colorado, Inc., a Colorado corporation (the “Converting Corporation”).

WITNESSETH:

WHEREAS, the Converting Corporation is a corporation organized under the Colorado Business Corporation Act (the “Act”);

WHEREAS, the Board of Directors and the sole Shareholder of the Converting Corporation desire that the Converting Corporation convert into a Colorado limited liability company pursuant to the provisions of Section 7-90-201 of the Act, in the manner set forth herein (the “Conversion”); and

WHEREAS, the Board of Directors and the sole Shareholder of the Converting Corporation have approved and adopted this Plan of Conversion in accordance with the Act.

NOW, THEREFORE, the Converting Corporation shall convert into a Colorado limited liability company in accordance with the following provisions:

ARTICLE I

Parties to the Conversion

Section 1.1. The Converting Corporation. The name of the Converting Corporation is “ADESA Colorado, Inc.”, a Colorado corporation.

Section 1.2. The Resulting Limited Liability Company. The name of the resulting limited liability company is “ADESA Colorado, LLC”, a Colorado limited liability company (the “Resulting Limited Liability Company”).

ARTICLE II

Terms and Conditions of the Conversion

and Mode of Carrying the Conversion Into Effect

Section 2.1. Effective Time of the Conversion. The “Effective Time of the Conversion” shall be January 1, 2004 at 12:01 am.

Section 2.2. Effect of the Conversion. The Converting Corporation shall merge with and into the Resulting Limited Liability Company, and the separate existence of the Converting Corporation shall cease.

Section 2.3. Ownership and Shares. All of the issued and outstanding shares of the Converting Corporation are owned by the sole Shareholder. Upon the effectiveness the Conversion, all of issued and outstanding common shares of the Converting Corporation will be canceled and the certificates issued will be surrendered and the sole Shareholder will be the sole Member of the Resulting Limited Liability Company.

Section 2.4. Director Approval. The Board of Directors of the Converting Corporation have duly authorized the Conversion and approved and adopted this Plan of Conversion in accordance with the Act.

Section 2.5. Shareholder Approval. The sole Shareholder of the Converting Corporation has approved this Plan of Conversion in accordance with the Act. This Plan of Conversion shall be executed, acknowledged, filed and recorded as required for accomplishing a Conversion under the applicable provisions of the Act.

ARTICLE III

Governing Documents of the Resulting Limited Liability Company

The Certificate of Conversion, the Articles of Organization and the Operating Agreement of the Converted Limited Liability Company shall be the governing documents upon the Effective Time of the Conversion and shall continue as such in full force and effect until altered, amended or repealed.

ARTICLE IV

Manager and Officers

Section 4.1. Manager. ADESA Corporation shall be the manager of the Resulting Limited Liability Company.

Section 4.2. Officers. Each person named below shall hold the office(s) of the Resulting Limited Liability Company listed next to his or her name, to hold such office(s) until the their successor is elected at a meeting of the Manager of the Resulting Limited Liability Company thereafter.

Name	Office(s)

James P. Hallett	President
Donald L. Harris	Vice President
Karen C. Turner	Secretary
Paul J. Lips	Treasurer
Scott A. Anderson	Assistant Treasurer

ARTICLE V

Further Assurances

By operation of Act, all real estate, property rights and assets of the Converting Corporation will be vested in the Resulting Limited Liability Company, and the Resulting Limited Liability Company is liable for all outstanding debts, litigation and obligations of the Converting Corporation.

If at any time the Resulting Limited Liability Company shall consider or be advised that any further assignment, assurance or any other action is necessary or desirable to vest in the Resulting Limited Liability Company, the title to any property or right of the Resulting Limited Liability Companies or otherwise to carry out the proposes of this Plan of Conversion, the proper officers and directors of the Converting Corporation shall execute and make all such proper assignments or assurances and take such other actions. The proper officers and manager of the Resulting Limited Liability Company are hereby authorized in the name of the Converting Corporation, as taxpayer or otherwise, to take any and all such action.

ARTICLES OF ORGANIZATION

Form 400 Revised July 1, 2002

Filing fee: $50.00

Deliver to: Colorado Secretary of State

Business Division,

1560 Broadway, Suite 200

Denver, CO 80202-5169

This document must be typed or machine printed

Copies of filed documents may be obtained at www.sos_state_co_us

Pursuant to § 7-80-203, Colorado Revised Statutes (C.R.S.), the individual named below causes these Articles of Organization to be delivered to the Colorado Secretary of State for filing, and states as follows:

1. The name of the limited liability company is:	ADESA Colorado, LLC

The name of a limited liability company must contain the term “limited liability company”, “ltd. liability company”, “limited liability co” or “ltd. liability co.” or the abbreviation “LLC” or “L.L.C.” § 7-90-601(3)[(c), C.R.S.

2. If known. The principal place of business of the limited liability company is:
310 E. 96th Street, Ste. 400, Indianapolis, IN 46240

3. The name, and the business address, of the registered agent for service of process on the limited liability company are: Name The Corporation Company                 ; Business Address (must be a street or other physical address in Colorado) 1675 Broadway                     Denver, Colorado 80202                     If mail is undeliverable to this address, ALSO include a post office box address:

4. a. If the management of the limited liability company is vested in managers, mark the box   ☒ “The management of the limited liability company is vested in managers rather than members.” The name(s) and business address(es) of the initial manager(s) is(are):

Name(s)	ADESA Corporation	Business Address(es)
310 E. 96th Street, Ste. 400, Indianapolis, IN 46240

or

b. If management of the limited liability company is not vested in managers rather than members,

The name(s) and business address(es) of the initial member(s) is(are):

Name(s)	Business Address(es)

5. The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are: Karen C. Turner, 310 E. 96th Street, Ste. 400. Indianapolis, IN 46240

OPTIONAL. The electronic mail and/or Internet address for this entity is/are: e-mail

                                                                                                      Web site

The Colorado Secretary of State may contact the following authorized person regarding this document:

name                                                                                        address

voice                                                           fax                                               e-mail